EXHIBIT 99.1


                                     CONSENT


         Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "1933 Act"), the undersigned hereby consents to all references to him in the S-1 Registration Statement of Kos Pharmaceuticals, Inc., including under the caption "Management," pursuant to the 1933 Act.


                                                   December 13, 1996


                                                   /S/ JOHN BRADEMAS
                                                   ----------------------------